UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2022

Momentive Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MNTV	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, the Board of Directors (the “Board”) of Momentive Global Inc. (the “Company”) appointed Rich Sullivan as the Company’s Chief Financial Officer, replacing Zander Lurie, the Company’s Chief Executive Officer, who had also been serving as Chief Financial Officer on an interim basis since September 30, 2022.

Mr. Sullivan, age 50, served as Chief Financial Officer of Acorns Grow Incorporated, one of the leading subscription businesses in consumer financial and technology services, from August 2021 to December 2022. Prior to that, Mr. Sullivan served as Vice President of Financial Planning and Analysis at Twitter from August 2019 to August 2021, and in Chief Financial Officer and Chief Operating Officer roles at STX Entertainment from September 2014 to June 2019. Prior to his time at STX Entertainment, Mr. Sullivan held various finance roles, including as Deputy Chief Financial Officer, at Dreamworks Animation from January 2005 to September 2014 as well as Vice President of Investor Relations for AT&T from 2002 to 2005. Mr. Sullivan holds an MBA from Columbia Business School and a B.S. in Economics from Hamilton College.

In connection with Mr. Sullivan’s appointment, the Company and Mr. Sullivan entered into an offer letter agreement (the “Offer Letter”) which provides that as Chief Financial Officer, he will receive an annual base salary of $430,000 and, beginning in fiscal year 2023, an annual target incentive bonus under the Company’s Incentive Bonus Compensation Plan of 70% of his base salary. The Offer Letter also provides for an initial grant of restricted stock units (“RSUs”) with an aggregate value of approximately $2,500,000 (the “Initial Award”), which will vest over a four-year period, with one quarter of the RSUs vesting on the first anniversary of the vesting commencement date (anticipated to be November 2023) and the remaining shares vesting ratably over the following three years on successive quarterly vesting dates. In addition, Mr. Sullivan will be eligible to receive an additional equity award with an aggregate value of approximately $2,500,000 (the “Additional Award”), the equity vehicle(s), vesting terms, performance criteria and other terms of which will be aligned with grants made to the Company’s leadership team at the time of grant. The Additional Award is expected to be granted in the first quarter of 2023. Vesting of the equity awards are subject to Mr. Sullivan’s continued service with the Company through each applicable vesting date and are subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan, as amended, and the related form of equity agreement.

Mr. Sullivan has also entered into a Change of Control and Severance Agreement (“Severance Agreement”) with the Company, which provides that upon a termination of his employment without cause or resignation for good reason (as defined in the Severance Agreement) but not between three months prior to, or twelve months following, a change in control, Mr. Sullivan would receive (i) a cash severance payment equal to six months of his base salary, (ii) a portion of his annual bonus amount, pro-rated based on number of days of completed service for that fiscal year, provided that if Mr. Sullivan is terminated prior to the six month anniversary of his start date, the pro-rated bonus amount will be based on six months, and (iii) reimbursement for COBRA premiums up to six months. If Mr. Sullivan is terminated between the date that is three months prior to, or twelve months following, a change in control, Mr. Sullivan would receive (i) a cash severance payment equal to twelve months of his base salary, (ii) a portion of his annual bonus amount, pro-rated based on number of days of completed service for that fiscal year, and (iii) reimbursement for COBRA premiums for up to 12 months.

Additionally, in the event Mr. Sullivan is terminated between the date that is three months prior to, or twelve months following, a change in control, he will be entitled to acceleration of vesting of all equity awards as follows:

•
upon a change in control on or before the six-month anniversary of his start date, he will be entitled to vesting acceleration as to 25% (if the Additional Award has not been granted as of the termination date, 50%) of his then unvested shares,
•
upon a change in control between six months and one day after his start date and one day prior to the 12-month anniversary of his start date, he will be entitled to vesting acceleration as to 50% (if the Additional Award has not been granted as of the termination date, 75%) of his then unvested shares, and
•
upon a change in control after the 12-month anniversary of his start date, he will be entitled to full acceleration of any unvested shares.

In connection with his appointment, Mr. Sullivan will also enter into the Company’s standard form of indemnification agreement, a copy of which has previously been filed with the Securities and Exchange Commission on August 5, 2021, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

There are no family relationships between Mr. Sullivan and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr. Sullivan and any other persons pursuant to which Mr. Sullivan was selected as an officer. There are no related party transactions between Mr. Sullivan and the Company (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Momentive Global Inc.

Dated: December 12, 2022	By:	/s/ Lora D. Blum
Lora D. Blum Chief Legal Officer and Secretary